UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020 (April 22, 2020)

REYNOLDS CONSUMER PRODUCTS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 879-5067

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2020, the Board of Directors of Reynolds Consumer Products Inc. (the “Company” or “Reynolds”) appointed Chris Mayrhofer, the Company’s Vice President and Corporate Controller, to serve as Principal Accounting Officer, effective immediately.

Mr. Mayrhofer, age 45, has served as the Company’s Vice President and Corporate Controller since July 15, 2019. Prior to joining the Company, Mr. Mayrhofer served as Vice President and Corporate Controller of Evergreen Packaging from 2017 to July 2019, Vice President and Corporate Controller of Graham Packaging from 2012 to 2017 and, prior to that, held various financial positons with Reynolds from 2009 to 2012, Performance Food Group Company from 2005 to 2009 and Ernst & Young LLP. He holds a Bachelor’s of Business Administration in Accounting from the University of Richmond and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2020

REYNOLDS CONSUMER PRODUCTS. INC

	By:	/s/ David Watson
David Watson
General Counsel and Secretary